UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 21, 2012
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MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, 10th Floor, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)
(703) 247-7500
(Registrant’s telephone number, including area code)

1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On November 21, 2012, MCG Capital Corporation, a Delaware corporation (“MCG” or the “Company”), entered into an unsecured revolving credit facility with Bank of America, N.A. (“Bank of America”) in the principal amount of $20 million (the “Credit Facility”). Advances under the Credit Facility will bear interest at the London Interbank Offer Rate plus 3.5% per annum, and MCG paid a closing fee to Bank of America in the amount of $200,000.
MCG intends to use the proceeds of the Credit Facility to provide financing to portfolio companies and for other general corporate purposes. MCG may prepay the Credit Facility at any time, and is required to do so in full for a period of at least five consecutive calendar days during each quarter.
The Credit Facility is subject to usual and customary affirmative and negative covenants and events of default (and related remedies, including acceleration and increased interest rates following an event of default) for bank facilities of this size and nature. Included among them are requirements that MCG maintain a ratio of all unencumbered assets to outstanding amounts under the Credit Facility of at least four-to-one, as well as a ratio of unencumbered cash and senior portfolio loans to outstanding amounts under the Credit Facility of at least three-to-one. As of this date, there are no borrowings outstanding under the Credit Facility. The Credit Facility will expire and be paid in full on November 21, 2014.
The foregoing description of the Credit Facility is not complete and is qualified in its entirety by the full text of the Credit Facility, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of applicable securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.
Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included herein or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Financing Agreement dated November 21, 2012 between MCG Capital Corporation and Bank of America, N.A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: November 26, 2012	By:	/s/ Keith Kennedy
Keith Kennedy
Chief Financial Officer